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                                                                   EXHIBIT 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Alpha Industries, Inc.:

         We consent to the incorporation by reference in this Registration Statement on Form S-8 for the Alpha Industries, Inc. 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of our audit report dated May 6, 1998 on the consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of March 29, 1998 and for each of the years in the three-year period then ended and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP
-------------------------


Boston, Massachusetts
January 21, 1999